EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP














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                        CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form F-3 No. 333-99517) and related prospectus of Hanson Australia Funding Limited, Hanson Finance America, Inc. and Hanson PLC for the registration of $1,500,000,000 of debt securities and guarantees of debt securities and to the incorporation by reference therein of our report dated February 21, 2002, except for Note 23 - Subsequent Events,
Note 26 - New Accounting Standards and Note 27 - Differences between United Kingdom and United States Generally Accepted Accounting Principles as to which the date is January 17, 2003, with respect to the consolidated financial statements and schedule of Hanson PLC included in its Annual Report (Form 20-F/A) for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

                                                               Ernst & Young LLP

London, England
January 23, 2003